                                                                    Exhibit 10.1


                              MANAGEMENT AGREEMENT


        This Management Agreement (this "Agreement") dated as of July 11, 2001, by and among Lafarge Corporation, a Maryland corporation ("Lafarge Corp."), Lafarge SA, a corporation organized and existing under the laws of France ("Lafarge"), and Blue Circle North America, an Alabama corporation and an indirect subsidiary of Lafarge ("BCNA").

                                    RECITALS

        A. By means of its acquisition of Blue Circle Industries PLC ("BCI"), Lafarge acquired BCI's North American businesses, including (i) five full-production cement plants, a slag grinding facility, eleven cement terminals, thirteen pits and quarries for producing aggregates, sixty-one ready-mixed concrete plants and several concrete block operations in the United States, and certain additional assets in Ontario, Canada and Hamburg, New Jersey to be divested by BCNA to third parties, all as owned and operated by BCNA and as listed on Exhibit A hereto (such assets being herein collectively referred to as the "Assets" and the business conducted by BCNA with the Assets being referred to as the "Business") and (ii) certain assets and operations of BCNA which have been or are currently being divested to third parties.

        B. By agreement of even date herewith, Lafarge has granted and extended to Lafarge Corp. an option (the "Option") to purchase the Assets (other than the Assets being divested to third parties) upon the terms and conditions set forth therein.

        C. Lafarge desires that Lafarge Corp. provide certain ongoing management services to BCNA with respect to the Assets and the Business, and Lafarge Corp. is willing to provide such services upon the terms and conditions contained herein.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, and for all other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   MANAGEMENT

        Section 1.1. Engagement. Subject to the terms and conditions hereof, BCNA hereby engages Lafarge Corp. as the manager of the Assets and the Business, to manage to the extent permitted by law the operations of the Business in their ordinary course, and Lafarge Corp. agrees to be so engaged by BCNA. Subject to the terms and conditions hereof, BCNA also hereby engages Lafarge Corp. to supervise, to the extent required, the fulfillment by BCNA of its obligations to provide certain transitional administrative services in connection with its sale of certain businesses to third parties. In addition, the parties may agree by separate agreement from time to time during the Term (as defined in Article V) for Lafarge Corp. to undertake certain managerial responsibilities outside of the ordinary course of business with respect to the Business and/or the Assets. BCNA agrees to appoint the chief executive officer of Lafarge Corp. as the chief executive officer of BCNA for the Term, with such authority as is customary for such position and with the appropriate executive officers of BCNA reporting to the chief executive officer or his designees.

        Section 1.2. Delegation of Rights, Power and Authority. (a) Subject to terms and conditions hereof (including the limitation contained in this subsection (a) and in subsection (b) below), BCNA hereby delegates to Lafarge Corp. all power and authority to manage the Assets and the Business in the ordinary course, including without limitation the power and authority, in the name and on behalf of BCNA:

                (i) to manage the Assets and operate the Business on a day-to-day basis and make all operational decisions with respect thereto including, without limitation, decisions relating to pricing, customer collections, personnel hirings, terminations and compensation matters, corporate and regional reorganizations and restructurings, plant operations, and short and long-term contractual arrangements;

                (ii) to authorize individual capital expenditures and/or capital lease projects of up to $10 million, provided such projects are within the overall BCNA budget approved by the BCNA Board of Directors;

                (iii) to acquire assets, in any single transaction or series of related transactions, for up to $10 million, provided such acquisitions are within the overall BCNA budget for acquisitions and development approved by the BCNA Board of Directors;

                (iv) to sell or divest Assets, in any single transaction or series of related transactions, for up to $10 million;

                (v) to manage all BCNA cash management, debt management and treasury functions;

                (vi)    to manage all human resource and personnel matters;

                (vii) to prepare and present annual capital and operating budgets to the Board of Directors of BCNA for approval and to use its best efforts to operate within such budgets (it being understood and agreed that existing budgets will be used for the remainder of 2001, subject to the approval of BCNA and Lafarge Corp.);

                (viii) to employ from time to time third parties to render services to BCNA, including, but not limited to, attorneys, independent certified public accountants, consultants, brokers, agents and advisors (including attorneys, accountants, consultants, brokers, agents and advisors who also may act as attorneys, accountants, consultants, brokers, agents and advisors for Lafarge Corp.), to the extent that the service to be rendered to BCNA by any such third party is generally related to the business purpose or the day-to-day operations of BCNA;

                (ix) to procure and maintain in force such insurance as Lafarge Corp. shall deem prudent to serve as protection against liability for loss and damage which may be occasioned by the activities to be engaged in by BCNA;


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                (x)     to control any matters affecting the rights and
        obligations of BCNA, including the conduct of any litigation or arbitration proceedings and the incurring of legal expenses and the settlement of claims and litigation, to the extent that any such matter is generally related to the business purpose or the day-to-day operations of BCNA;

                (xi) to open, maintain and close bank accounts and custodial accounts and to execute and deliver checks, drafts, endorsements and other orders for the payment of BCNA funds;

                (xii) to appear and to represent BCNA before any governmental authority or regulatory agency and to make all necessary or appropriate filings before such authority or agency, to the extent that any such appearance, representation or filing is generally related to the business purpose or the day-to-day operations of BCNA; and

                (xiii) to take such other action, execute and deliver such other documents and perform such other acts as may be deemed by Lafarge Corp. to be necessary or advisable to carry out the business and affairs of BCNA.

        (b) Notwithstanding any other provisions of this Agreement to the contrary, Lafarge Corp. shall not have the right, power or authority to, and shall not, do, perform or authorize any of the following by or on behalf of BCNA without having received the prior consent of the Board of Directors of BCNA:

                (i)     adopt annual capital or operating budgets;

                (ii) authorize individual capital expenditures and/or capital lease projects, divestitures or acquisitions in excess of $10 million;

                (iii)   authorize financial borrowings or lines of credit;

                (iv) authorize any single corporate guarantee for the payment of money or the performance of any contract or other obligation of any customer for an amount in excess of $10 million or any guarantee that would result in the total of all outstanding BCNA guarantees exceeding $25 million; or

                (v) approve the hiring, termination or compensation arrangements of any BCNA employee who reports directly to the CEO or who has been designated as a key employee by the BCNA Board of Directors.

        Section 1.3. Interim Period. Lafarge Corp. will commence as soon as possible an integration study (the "Integration Study") of the Business and prepare a formal recommendation to BCNA and Lafarge regarding a proposed structure which would, to the maximum extent possible, integrate the operation of the Business with the business of Lafarge Corp. and identify synergies and efficiencies which could be achieved from such integration while maintaining the separate legal existence of BCNA and the separate reporting of its operations and operating results. Such study is estimated to be completed within 100 days from the date hereof and will include recommendations as to functions to be staffed by BCNA employees, services to be supplied by Lafarge Corp., staffing levels, office locations, trade name usage and designations


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regarding product, and reporting procedures and a recommendation for the operation of the businesses of BCNA which overlap or could overlap with those of Lafarge Corp. Lafarge Corp. shall to the extent necessary and advisable engage a consultant in connection with the Integration Study, the cost of which would be paid fifty percent (50%) by BCNA and fifty percent (50%) by Lafarge Corp. Upon the completion of the Integration Study and the submission by Lafarge Corp. of its formal recommendation to BCNA and Lafarge, the parties will use their good faith efforts to: (i) agree upon and implement an integration plan for the Business; (ii) quantify the Estimated Incremental Costs and Estimated Net Synergies as contemplated by Section 2.1(b); and (iii) agree upon such other modifications to this Agreement as may be appropriate as a result of the implementation of the recommendations contained in the Integration Study. Unless otherwise agreed by the parties, Lafarge Corp. agrees to continue the Business in its ordinary course during the Interim Period for the purpose of preserving the Assets and, without limitation, shall continue as presently conducted those businesses within the Business that overlap or could overlap with businesses presently conducted by Lafarge Corp. until the parties agree upon and implement an integration plan for such businesses. Notwithstanding the foregoing, Lafarge Corp. will implement during the Interim Period non-structural cost savings measures to the extent identified and practicable.

                                   ARTICLE II

                          MANAGEMENT FEE; REIMBURSEMENT

        Section 2.1. Management Fee. (a) During the period (the "Interim Period") commencing as of the date hereof and ending on October 31, 2001 (or at such other time as the parties agree to a new fee arrangement pursuant to an amendment to this Agreement upon completion of the Integration Study), in consideration of the services performed under this Agreement, BCNA shall pay to Lafarge Corp. a monthly fee (the "Interim Fee") of $1 million, payable in arrears on the last day of each month, with the initial payment (for July and August 2001) due and payable on August 31, 2001, and reimburse Lafarge Corp. promptly for any cost or expense incurred in connection with the performance of this Agreement. For the month during which the Interim Period terminates or expires, the Interim Fee shall be prorated as of the date of such termination or expiration.

        (b) Upon the termination or expiration of the Interim Period and for the remainder of the Term, BCNA shall pay to Lafarge Corp., in consideration of the services performed under this Agreement, an annual fee (the "Fee") equal to
(i) the Estimated Incremental Costs (as defined below), plus (ii) the greater of
(x) $12 million and (y) forty percent (40%) of the Estimated Net Synergies (as defined below), plus (iii) ten percent (10%) of the increase, if any, in BCNA's EBIT before G&A over prior period, starting in respect of the twelve-month period ending December 31, 2002. The fixed portion of the Fee (contemplated by clauses (i) and (ii) above) will be agreed upon by the parties at or prior to the termination of the Interim Period and will be paid in arrears in four equal quarterly payments for the period commencing on the date the Interim Period terminates, with the initial payment due and payable three months after the termination or expiration of the Initial Period, and the portion of the Fee contemplated by clause (iii) above will be paid on an annual basis following finalization of BCNA's annual results of operations and in any event, no later than March 31 of each year during the Term. In addition, the percentage of the increase contemplated by the portion of the Fee referenced in clause (iii) above will be retroactively increased from 10% to 25% in the event Lafarge Corp. fails to


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purchase the Assets under the Option. The Fee shall be prorated as of the date of termination or expiration of this Agreement.

        For purposes of this Section 2.1(b), "Estimated Incremental Costs" shall equal a fixed amount, as agreed upon by the parties upon completion of the Integration Study, that equals the estimated annual incremental costs that will be borne by Lafarge Corp. in connection with the performance of its obligations under this Agreement, and "Estimated Net Synergies" shall be a fixed amount, as agreed upon by the parties upon completion of the Integration Study, equal to the estimated annual net synergies to be achieved in selling, general and administrative cost savings as a result of combining the management of BCNA and Lafarge Corp.

        (c) In the event Lafarge engages Lafarge Corp. to perform services beyond the ordinary course of business contemplated by this Agreement, and Lafarge Corp. accepts such engagement, Lafarge Corp. will receive such additional fees as the parties may agree upon in advance of such engagement.

        Section 2.2. Reimbursement of Expenses. BCNA shall reimburse Lafarge Corp. for any costs or expenses incurred by Lafarge Corp. in connection with the performance and/or termination of this Agreement, to the extent such costs or expenses are not included in the compensation arrangements contemplated by the Interim Fee or the Fee, including without limitation, operating expenditures such as restructuring charges, relocation costs, and termination expenses. Lafarge Corp. shall submit to BCNA monthly statements of any such expense, and promptly provide such further documentation of expenses as BCNA shall reasonably request. BCNA shall reimburse Lafarge Corp. for such expenses within thirty (30) days of receipt of a statement. In addition, in the event of the termination of this Agreement, BCNA shall reimburse Lafarge Corp. for any cost, expense or financial consequence arising from the structural separation of Lafarge Corp. and BCNA and their respective businesses, including without limitation any cost or expense borne by Lafarge Corp. in reducing its management structure to manage only its operations.


                                   ARTICLE III

                         LIABILITY AND INDEMNIFICATION;
                              CORPORATE OPPORTUNITY


        Section 3.1. Liability. (a) Neither Lafarge Corp., its affiliates, officers, directors, employees or agents, shall be liable, responsible, or accountable in damages or otherwise to Lafarge or BCNA for any action taken or failure to act in connection with the operations, business and affairs of BCNA, the management of the Business and the Assets or the performance by Lafarge Corp. of its duties and obligations hereunder, unless such act or failure to act was the result of willful misconduct or gross negligence.

        (b) Lafarge Corp. may consult with and be entitled to rely upon the advice of such legal counsel, accountants, appraisers, investment bankers, and other consultants and advisers as it deems necessary or appropriate.


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        Section 3.2. Indemnification. (a) Lafarge shall indemnify and hold harmless Lafarge Corp., its affiliates, officers, directors, employees and agents (in this Section sometimes individually called an "Indemnitee") from all claims, causes of action, judgments, liabilities, damages, charges, fees (including, without limitation, attorney's fees) and expenses of any kind arising from the Business, the Assets, the operations, business and affairs of BCNA or the performance by Lafarge Corp. of its duties and obligations hereunder; provided, however, that no Indemnitee shall be indemnified by Lafarge for any acts or omissions by the Indemnitee that constitute willful misconduct or gross negligence.

        (b) Without limiting subsection (a) above, Lafarge shall pay or reimburse expenses incurred by an Indemnitee in connection with the Indemnitee's appearance as a witness or other participation in a proceeding involving or affecting BCNA at a time when the Indemnitee is not a named defendant or respondent in the proceeding.

        (c) The indemnification provided by this Section shall be in addition to any other rights to which each Indemnitee may be entitled, as a matter of law or otherwise, both as to action in the Indemnitee's capacity as the manager of the Business and/or the Assets or an officer, director, employee or agent of Lafarge Corp. or an affiliate thereof or as a person serving at the request of Lafarge Corp. as set forth above and to action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitees.

        Section 3.3. Corporate Opportunity. Any corporate opportunities regarding acquisitions in North America presented by third parties to BCNA (or Lafarge, with respect to BCNA) and/or Lafarge Corp. during the Term will be first offered to or retained by Lafarge Corp., which will have the right to pursue such opportunity to the exclusion of BCNA if so determined by the committee of independent directors of Lafarge Corp. formed to consider, among other things, issues related to this Agreement (the "Special Committee"). Lafarge and BCNA agree that BCNA shall notify Lafarge Corp. in writing promptly of any such opportunity and Lafarge Corp. agrees to notify Lafarge and BCNA within thirty (30) days after receipt of such notice as to whether it intends to pursue such opportunity.

                                   ARTICLE IV

                           DISPUTE RESOLUTION PROCESS

        Section 4.1. Dispute Resolution Process. The parties agree to utilize the following dispute resolution process during the Term:

        (a) The parties subscribe to the principle that the actions taken under this Agreement should maximize the benefits to both Lafarge Corp. and BCNA and that, to the extent that a certain action benefits one party to the detriment of the other, compensatory arrangements should be agreed upon by the parties. The parties agree that this principle is to be judged in its totality and not on an item-by-item basis.

        (b) Any conflict between benefits to Lafarge Corp. and BCNA that arises and involves matters exceeding $2.5 million that cannot be resolved by the parties within ten (10)


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business days would be submitted immediately to a resolution committee (the
"Resolution Committee") consisting of two members of the Special Committee of Lafarge Corp. and two representatives of Lafarge.

        (c) In the event a conflict cannot be resolved by the Resolution Committee within ten (10) business days after submission (i.e., a proposed action would be clearly beneficial to either Lafarge Corp. or BCNA and detrimental to the other, and no adequate compensating actions would be taken to satisfy the maximization principle referenced in (a) above), then the parties agree either to refrain from taking the proposed action or resolve the issue as soon as practicable by mediation or arbitration at the offices of Lafarge Corp. in Herndon, Virginia, with one arbitrator or mediator appointed by the parties.

        Section 4.2. Reports. On a quarterly basis, Lafarge Corp. will prepare and submit to the Resolution Committee a report describing all matters occurring during the prior quarter that could involve a potential conflict and stating whether the potential conflict has or has not been resolved by the parties and whether the potential conflict requires the attention of the Resolution Committee. The parties agree that during the Term, the Board of Directors of Lafarge Corp. shall receive, for the purpose of exercising the rights of Lafarge Corp. and performing its duties under this Agreement and the Option, quarterly reports concerning the performance of the Assets containing the same level of detail that they now receive concerning the business of Lafarge Corp.

                                    ARTICLE V

                                      TERM

        The term of this Agreement (the "Term") shall commence as of the date hereof and terminate on December 31, 2002; provided, however, that this Agreement shall be automatically renewed for additional one-year periods unless either of BCNA or Lafarge Corp. gives the other party written notice no later than six months prior to the scheduled expiration date of its intention to terminate this Agreement. In the event this Agreement is not renewed, Lafarge Corp. will provide such assistance during the six-month period prior to expiration of this Agreement as Lafarge may reasonably request in implementing alternative management arrangements for the Business.

                                   ARTICLE VI

                           RELATIONSHIP OF THE PARTIES

        Notwithstanding anything in this Agreement to the contrary, (a) the relationship of Lafarge Corp. to BCNA and Lafarge shall be and remain that of an independent contractor; (b) neither Lafarge Corp. nor any officer, director, employee or agent thereof shall be deemed to be an employee of BCNA or Lafarge by virtue of this Agreement; (c) nothing contained herein shall be deemed or construed to create a partnership between BCNA or Lafarge on the one hand, and Lafarge Corp., on the other hand, or to cause any party hereto to be responsible in any way for the debts or obligations of any other party hereto.


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                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

        Section 7.1. Representations and Warranties of Lafarge Corp. Lafarge Corp. represents, warrants and covenants to BCNA and Lafarge as follows:

        (a) Lafarge Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

        (b) Lafarge Corp. has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

        (c) The execution, delivery and performance by Lafarge Corp. of this Agreement have been duly and validly authorized, and no other action is required to be taken to authorize such execution, delivery and performance. The execution, delivery and performance by Lafarge Corp. of this Agreement are within the powers of Lafarge Corp. and will not be in contravention of or result in any breach or constitute a default under any applicable law, rule or regulation or any loan, note or other agreement or instrument to which Lafarge Corp. is a party or by which it or any of its properties are bound.

        (d) No consent, approval, authorization or order of any court or governmental agency or authority or of any third party which has not been obtained is required in connection with the execution, delivery and performance by Lafarge Corp. of this Agreement.

        Section 7.2. Representations and Warranties of BCNA and Lafarge. Each of BCNA and Lafarge severally represent, warrant and covenant to Lafarge Corp. as follows:

        (a) It is an entity duly organized, validly existing and in good standing under the laws of the county or state of its formation.

        (b) It has the requisite power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder.

        (c) The execution, delivery and performance by it of this Agreement have been duly and validly authorized, and no other action is required to be taken to authorize such execution, delivery and performance. The execution, delivery and performance by it of this Agreement are within its powers and will not be in contravention of or result in any breach or constitute a default under any applicable law, rule or regulation or any loan, note or other agreement or instrument to which it is a party or by which it or any of is properties are bound.

        (d) No consent, approval, authorization or order of any court or governmental agency or authority or of any third party which has not been obtained is required in connection with the execution, delivery and performance by it of this Agreement.


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                                  ARTICLE VIII

                                  MISCELLANEOUS

        Section 8.1. Notice. All notices, demands, requests or other communications required or permitted to be given under this Agreement shall be in writing and shall be given either (a) by hand delivery, (b) by United States mail, certified or registered, return receipt requested, postage prepaid, (c) by electronic facsimile or (d) by overnight courier service (charges prepaid) with proof of delivery at the following addresses:

                To Lafarge Corp.:    12950 Worldgate Drive, Suite 500
                                     Herndon, Virginia  20170
                                     Attention: President and Chief Executive
                                                Officer
                                     Fax: 703-796-2218

                To BCNA or Lafarge:  61, rue des Belles Feuilles
                                     75116 Paris
                                     Attention: Vice Chairman and Chief
                                                Operating Officer
                                     Fax:  011 33-1-44-34-12-22

        Section 8.2. Expense of Enforcement. If either party brings an action at law or in equity to enforce or interpret this Agreement, the prevailing party in such action shall be entitled to recover reasonable attorneys' fees and disbursements incurred in connection with such proceeding, including but not limited to arbitration or appellate proceedings, in addition to any other remedy granted.

        Section 8.3. Entire Agreement; Acknowledgment. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by subsequent written agreement among the parties hereto. Lafarge hereby acknowledges and approves the covenants and agreements made by BCNA under this Agreement and agrees to cause the BCNA Board of Directors to take any and all necessary action to carry out the intent and purposes of this Agreement.

        Section 8.4. Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

        Section 8.5. No Waiver. The failure of any party to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.


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        Section 8.6. Survival of Representations and Warranties. All
representations, warranties and covenants made by the parties hereto in this Agreement or any other document contemplated hereby shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement, or such other document, regardless of any investigation made by or on behalf of any such party.

        Section 8.7. Governing Law. This Agreement shall be construed in accordance with and governed by the internal substantive law of New York. Each party hereto agrees that the United States District Court for the Southern District of New York shall have non-exclusive jurisdiction to settle any dispute which may arise in connection with this Agreement and is not resolved pursuant to the dispute resolution process contemplated by Article IV.

        Section 8.8. Captions, General, Number and Language of Inclusion. The captions are inserted in this Agreement only for convenience of reference and do not define, limit, or describe the scope or intent of any provisions of this Agreement. Unless the context clearly requires otherwise, the singular includes the plural, and vice versa, and the masculine, feminine, and neuter adjectives include one another. As used in this Agreement, the word "including" shall mean "including, but not limited to". All references to "$" or dollar amounts will be to lawful currency of the United States of America.

        Section 8.9. Further Assurances. From and after the date hereof, the parties hereto shall execute and deliver, as appropriate, any instruments or documents and take or do, as appropriate, any other actions and things reasonably necessary to enable Lafarge Corp. to perform fully its obligations under this Agreement and to otherwise carry out the intention of this Agreement.

        Section 8.10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no party hereto may assign, transfer or otherwise dispose of all or any part of its rights, duties or obligations hereunder without the written consent of the other parties.

        Section 8.11. No Third Party Beneficiaries. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective successors and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

        Section 8.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute but one and the same document.


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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                             LAFARGE CORPORATION

                             By:/s/ Philippe Rollier
                                ------------------------------------------------
                                    Name: Philippe Rollier
                                         ---------------------------------------
                                    Title: President and Chief Executive Officer
                                           -------------------------------------



                             LAFARGE SA

                             By:/s/ Bernard Kasriel
                                ------------------------------------------------
                                    Name: Bernard Kasriel
                                         ---------------------------------------
                                    Title: Vice Chairman
                                          -------------------------------------



                             BLUE CIRCLE NORTH AMERICA

                             By:/s/ Bernard Kasriel
                                ------------------------------------------------
                                    Name: Bernard Kasriel
                                         ---------------------------------------
                                    Title: Chairman
                                          -------------------------------------


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                                    EXHIBIT A

                ASSETS COVERED BY MANAGEMENT AGREEMENT AND OPTION


Five Full Production Cement Plants:
        -       Ravena, New York
        -       Harleyville, South Carolina
        -       Atlanta, Georgia
        -       Calera, Alabama
        -       Tulsa, Oklahoma
One Slag Grinding Facility in Sparrows Point, Maryland

Eleven Cement Terminals

61 Ready Mix Concrete Plants in Georgia

13 Quarries and Sand and Gravel Pits in Georgia and Alabama

10 Concrete Block Plants in Georgia

The Option also covers all distribution and mobile equipment related to the foregoing Assets

              ASSETS COVERED BY MANAGEMENT AGREEMENT UNTIL DIVESTED

PreCon in Ontario

One Quarry in Hamburg, New Jersey